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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Rogue Wave Software, Inc. and subsidiaries on Forms S-8 (File Nos. 333-16749, 333-48485 and 333-48525) of our report dated January 26, 1998, on our audit of the financial statements of Stingray Software, Inc. as of December 31, 1997 and 1996 and for the years then ended which report is included in this Current Report on Form 8-K/A



                                Coopers & Lybrand LLP



Raleigh, North Carolina
May 19, 1998